Exhibit 10.5

U.S. BANCORP

2001 EMPLOYEE STOCK INCENTIVE PLAN

     Section 1. Purpose U.S. Bancorp’s (the “Corporation’s”) 2001 Employee Stock Incentive Plan (the “Plan”), has the following purposes: (1) to help employees of the Corporation and its subsidiaries (collectively, “U.S. Bancorp”) purchase the Corporation’s stock and benefit from U.S. Bancorp’s long-term growth; (2) to create common interests between U.S. Bancorp employees and the Corporation’s shareholders; and (3) to help U.S. Bancorp attract, retain and motivate experienced, capable employees. The Plan achieves these goals by granting non-qualified stock options to U.S. Bancorp employees. Non-qualified stock options do not qualify for favorable tax treatment under Internal Revenue Code S 422.

     Section 2. Available Shares for Options. The aggregate number of shares of the Corporation’s Common Stock (“Common Stock”) which may be issued and sold pursuant to options granted under the Plan shall not exceed 11,600,000 shares, subject to adjustment or substitution as provided in Section 13 of this Plan, which shares may be either authorized but unissued or treasury shares.

     Section 3. Plan Administration. A Committee (the “Committee”) of not less than three members selected by the Corporation’s Human Resources Department and responsible to the Compensation Committee of the Corporation’s Board of Directors (the “Board”) shall be responsible for administering the Plan, including determining all matters relating to the exercise of options. The Committee members shall serve at the will of the Compensation Committee of the Corporation’s Board of Directors and shall serve terms of indefinite duration. The Committee shall have all powers necessary to allow it properly to carry out its duties under the Plan. The Committee shall have conferred upon it such other and further specified duties, power, authority and discretion as are contemplated by the Plan either expressly or by necessary implication. The Committee may appoint agents, who need not be members of the Committee, as it deems reasonable and necessary to effectively perform its duties, and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Committee in its sole discretion may deem expedient or appropriate. The decision of the Committee upon all matters within the scope of its authority shall be final and conclusive on all persons, except to the extent otherwise provided by law. In the alternative, any authority assigned by this Plan to the Committee may be exercised by either of the Board of Directors of the Corporation or its Compensation Committee.

     Section 4. Eligibility. Options may be granted to any Eligible Employee. An Eligible Employee is any full or part-time employee who is actively employed by U.S. Bancorp on the date of an option grant. The Committee’s shall have final authority to determine an Eligible Employee. An employee who on a grant date is on an authorized short-term leave of absence from U.S. Bancorp, including, without limitation, a leave of absence due to a short-term disability, shall be considered an Eligible Employee for purposes of this plan.

     Except as specifically determined by the Committee, an Eligible Employee shall not include (i) any person who is employed on a seasonal or temporary basis; (ii) any employee who is entitled to receive benefits under a long-term disability plan maintained by U.S. Bancorp and (iii) individuals eligible to participate in any of the Corporation’s Executive Stock Incentive Plans or in Piper Jaffray’s annual option plan.

     Section 5. Granting of Options. The Committee may from time to time, in its discretion and subject to the provisions of the Plan, grant options on a grant date (the “Grant Date”) to any or all employees who are Eligible Employees on the Grant Date. The Committee shall have final authority to determine the number of shares to be covered by employees’ options and the decision of the Committee shall be final.

     Section 6. Option Exercise Price. The exercise price for the shares of Common Stock covered by options issued pursuant to this Plan shall be the “fair market value” on the applicable Grant Date as determined by the Committee.

     Section 7. Term of Options. All options shall have a term of ten (10) years from the applicable Grant Date. In the event an option is not exercised prior to the expiration of ten years from the applicable Grant Date, the option shall lapse and all rights of the option holder shall terminate.

2001 Employee Stock Incentive Plan

     Section 8. Vesting and Exercisability of Options. Except as provided under Section 18 or otherwise in this Plan, options shall vest and become exercisable in such manner and over such period of time as the Committee shall determine at the applicable Grant Date. From and after the applicable Grant Date and subject to subsection (b) of this Section 8, vested options shall be exercised in the manner set forth in Paragraph 9 below.

(a) If an option holder’s employment with U.S. Bancorp shall terminate for any reason regardless of whether by action of the option holder or U.S. Bancorp other than such option holder’s early or normal retirement under the provisions of any U.S. Bancorp retirement plan or death, all unvested options will terminate immediately. All options which are fully vested and exercisable at the time of such option holder’s termination of employment (unless the Corporation deems the termination is for gross misconduct or offense, in which case the options shall terminate immediately upon termination of employment), and which are not exercised within thirty (30) days of such termination of employment shall terminate.

(b) If an option holder’s employment with U.S. Bancorp shall terminate by reason of such holder’s early or normal retirement or death, all unvested options will terminate immediately. All options which are fully vested and exercisable at the time of such option holder’s termination of employment and which are not exercised within one hundred eighty (180) days of such termination of employment shall terminate.

(c) If an option holder is placed on Disability (as defined in U.S. Bancorp’s Long Term Disability Plan), the option holder shall be deemed to be terminated from the Plan. All unvested options will terminate immediately. All options which are fully vested and exercisable at the time of such option holder’s placement on Disability and which are not exercised within one hundred eighty (180) days of such placement shall terminate.

(d) Without limitation, any employee who is not on an authorized short-term leave of absence and who does not work during a calendar quarter shall be deemed to have been terminated (from the Plan) as of the end of such calendar quarter.

(e) In the event an option holder’s unexercised options terminate under the provisions of subsection (a) , (b), (c) or (d) above, such holder’s options, and all rights of the holder under this Plan, shall not be restored for any reason.

(f) For purposes of the Plan and notwithstanding any provision of the Plan to the contrary, an option holder shall not be deemed to have terminated employment with U.S. Bancorp (i) during the period such option holder is on an authorized short term leave of absence granted by U.S. Bancorp; or (ii) as the result of such option holder’s transfer of employment between or among the Corporation and its subsidiaries or such holder’s change of position or responsibilities within U.S. Bancorp.

     Section 9. Method of Exercise. Options shall be exercised pursuant to the terms of the options and the Plan by delivering notice to the Committee or its designee and on such forms or in such manner as shall be designated by the Committee or its designee from time to time.

(a) Options shall be exercised by either a “cash exercise method” or a “cashless exercise method”. For purposes of this Plan, a “cash exercise method” means a method in which the option holder pays the option exercise price in cash or by personal check for the shares subject to option (along with any required withholding taxes) simultaneously with the delivery of the notice of exercise described above, and such option holder is then issued the number of shares so purchased. For purposes of this Plan, a “cashless exercise method” means a method permitted under the provision of Regulation T issued by the Board of Governors of the Federal Reserve System and under which an option holder may direct that a portion of the shares to be issued upon exercise of the option be sold to pay the option’s exercise price, required withholding taxes, broker’s commissions and other related expenses, if any. The Committee shall have the authority to establish procedures under either method and establish procedures under additional exercise methods, including without limitation, the designation of the brokerage firm or firms through which cash and cashless exercises shall be effected.

(b) Under either method, the option exercise price shall be paid in full at the time of exercise in U.S. dollars, and the Corporation shall require the option holder to pay the Corporation in U.S. dollars at the time of exercise the amount of tax required to be withheld by the Corporation under applicable foreign, federal, state and local withholding tax laws.

2001 Employee Stock Incentive Plan

(c) Except as provided in Section 8, an option holder must be an employee of U.S. Bancorp at the time of exercise of options.

     Section 10. Tax Effects of Plan Participation. Employees may be subject to income, capital gains, and/or other federal, state and/or local taxes as a result of exercising options issued pursuant to the Plan. Employees may wish to consult their tax advisor before exercising options issued pursuant to the Plan.

     Section 11. Nontransferability. No option shall be transferable by an option holder. During an option holder’s lifetime, the options shall be exercisable only by the option holder, provided that in the event an option holder is incapacitated and unable to exercise such option holder’s options, such option holder’s legal guardian or legal representative whom the Committee deems appropriate based on all applicable facts and circumstances may exercise such option holder’s options in accordance with the provisions of the Plan. In the event of an option holder’s death, the option holder’s options shall be transferable pursuant to the option holder’s will or by the laws of descent and distribution and may thereafter be exercised by the transferee(s) as provided in Sections 8 and 9. Any purported transfer of any option shall be null and void except as otherwise provided by this Section 11.

     Section 12. No Rights. An option holder shall have no rights or interests in any option except as set forth in the Plan. The Plan does not confer upon any person any right with respect to the continuation of employment by U.S. Bancorp, nor does it limit in any way the right of U.S. Bancorp to terminate employment at any time. An option holder shall have no rights as a shareholder of U.S. Bancorp with respect to the shares of Common Stock covered by options except to the extent that shares are issued to such option holder upon the due exercise of options.

     Section 13. Adjustment Upon Changes In Capitalization. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of U.S. Bancorp or any other corporation, whether through reorganization, recapitalization, stock dividend, stock split, combination of shares, reclassification of the Common Stock, merger or consolidation, then the option rights (as to the number and kind of shares and the option exercise price) shall be appropriately adjusted by the Committee. Comparable adjustments shall be made for each subsequent such change or exchange of Common Stock or any stock or other securities into which such Common Stock shall have been changed or exchanged.

     Section 14. Amendment, Modification and Termination of the Plan. The Board of Directors of the Corporation may terminate, amend or modify the Plan any time, provided that no amendment, modification or termination of the Plan shall in any manner adversely affect an option outstanding under the Plan without the consent of the option holder, or such option holder’s successors as described in Section11.

     Section 15. Additional Conditions of the Options. If at any time the Committee shall determine that listing, registration or qualification of the Common Shares covered by an option pursuant to any securities exchange rule or under any state or federal law or the consent or the approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the purchase of the shares of Common Stock under the option, the option may not be exercised unless and until such listing, registration, qualification, consent or approval shall have been obtained free of any conditions not acceptable to the Committee. Any person exercising an option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     Section 16. Effective Date of the Plan. The Plan shall become effective on February 27, 2001.

     Section 17. Governing Law. This Plan shall be construed under and governed by the laws of the State of Minnesota.

     Section 18. Change of Control. In the event the Corporation shall engage in a Change of Control as defined in this Section 18, and if the employment of an Eligible Employee is terminated by the Corporation, immediately following such Change of Control due to business needs resulting from the Change of Control and not for documented performance or conduct reasons, consistent with written policies of the Corporation all such person’s outstanding options granted under the Plan shall automatically become fully vested and exercisable as of the date of such termination notwithstanding any provision of the Plan to the contrary. The surviving corporation or entity shall continue to be bound by the terms and provisions of the Plan and all unexercised options shall remain fully vested and exercisable in accordance with the provisions of the Plan subject to any adjustment described in Section 13.

2001 Employee Stock Incentive Plan

     For purposes of this Agreement, a Change of Control of the Corporation shall mean:

(a) The acquisition by any individual, entity or group (“Person”) within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 18; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i), all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     This document constitutes the entire Plan.

2001 Employee Stock Incentive Plan